Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108278 of Immtech International, Inc. (a Development Stage Enterprise) (the "Company") on Form S-3 of our report dated June 4, 2004, appearing in the Annual Report on Form 10-K/A (Amendment No. 1) of Immtech International, Inc. for the year ended March 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus Supplement, which is part of such Registration Statement.



Deloitte & Touche LLP
Milwaukee, Wisconsin
July 23, 2004